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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Neenah Paper, Inc. on Form S-8 of our reports dated June 25, 2004 related to the audit of the Pulp and Paper Business of Kimberly-Clark Corporation and the audit of the balance sheet of Neenah Paper, Inc., both appearing in the Form 10 of Neenah Paper, Inc. as filed with the Securities and Exchange Commission on November 2, 2004.

/s/ DELOITTE & TOUCHE LLP

November 29, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM